Exhibit 99.1

Contact: Jeffrey M. O’Connell	PR Newswire released @ 10:23AM ET
Phone: (770) 645-4800

BWAY CORPORATION COMPLETES ACQUISITION OF ROPAK

Atlanta, GA, January 21, 2013 – BWAY Corporation (“BWAY” or the “Company”), a Platinum Equity company and leading North American supplier of general line rigid containers, announced today that it has completed the acquisition of Ropak Packaging (“Ropak”) from the LINPAC Group.

Ropak is a North American producer of rigid, plastic shipping containers serving the consumer goods, food processing, construction, dairy, petroleum and other industries.

“Acquiring Ropak is an exciting step in the evolution of our company and creates new opportunities for our customers, employees and other partners,” said Kenneth Roessler, BWAY’s President and Chief Executive Officer. “We are now focused on completing a seamless transition and realizing the benefits of bringing the two businesses together.”

The acquisition of Ropak closed less than three months after Platinum Equity acquired BWAY in November 2012 and launched operational and M&A initiatives to strengthen and grow the company.

“Our plans to work with the management team and help BWAY grow and attain new levels of success are off to a fast start. The business has momentum and we are excited about the prospects,” said Platinum Equity Partner Louis Samson. “We will continue evaluating opportunities to grow and expand the business, both organically and through other potential acquisitions.”

Latham & Watkins LLP served as legal advisor to BWAY. McKenna Long & Aldridge LLP served as legal advisor and Rothschild Inc. served as financial advisor to LINPAC. The book runners for debt financing were Deutsche Bank, Bank of America Merrill Lynch and Goldman Sachs.

About BWAY Corporation

BWAY Corporation is a leading North American supplier of general line rigid containers. The Company operates 22 plants (pre-Ropak acquisition) throughout the United States and Canada serving industry leading customers on a national basis.

Cautionary Note Regarding Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are subject to substantial risks, uncertainties and assumptions. You should not place reliance on these statements. Forward-looking statements include information concerning our liquidity and our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions.

These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this document, you should understand that these statements are not guarantees of performance or results. Many factors could affect our actual performance and results and could cause actual results to differ materially from those expressed in the forward-looking statements. Please refer to our filings with the United States Securities and Exchange Commission, for a discussion of other factors that may affect future performance or results.

In light of these risks, uncertainties and assumptions, the forward-looking statements contained in this document might not prove to be accurate and you should not place undue reliance upon them. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made, and we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

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